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                                                                    EXHIBIT 99.1

                                [KPMG Letterhead]


June 13, 2005


Securities and Exchange Commission
Washington, D.C. 20549


Ladies and Gentlemen:


We were previously engaged as principal accountants to audit the consolidated financial statements of Healthcare Realty Trust Incorporated (the "Company") as of and for the year ended December 31, 2004 and the effectiveness of the Company's internal control over financial reporting as of December 31, 2004. We have read the Company's statements included under Item 4.01 of its Form 8-K dated June 13, 2005, and we agree with such statements, except that KPMG is not in a position to agree or disagree with the statements made by the Company in the second sentence of (a); or the statements in (b) concerning Ernst & Young LLP; or with the statement in the first paragraph of (d) that there were no reportable events during the year ended December 31, 2003; or with the statements in the third, fourth and fifth sentences in the second paragraph of
(d) or with the last sentence in the third paragraph of (d) or with the statements in the second and third sentences in the fourth paragraph of (d).




Very truly yours,



/s/ KPMG LLP